UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________
FORM 8-K
_______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 8, 2026
_______________________________________________________

Peloton Interactive, Inc.
(Exact name of registrant as specified in its charter)
_______________________________________________________

Delaware	001-39058	47-3533761
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Ninth Avenue, Sixth Floor New York, New York		10001
(Address of principal executive offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (929) 567-0006

Not Applicable
(Former name or former address, if changed since last report)
_______________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000025 par value per share	PTON	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Accounting Officer Transition

On October 8, 2026, Saqib Baig, the Chief Accounting Officer and principal accounting officer of Peloton Interactive, Inc. (the “Company”), notified the Company of his decision to step down from his position to pursue an external opportunity. Mr. Baig will continue to serve in his role until November 27, 2026. The Company has initiated a search of potential candidates for the role. Mr. Baig’s departure is not the result of any disagreements or issues relating to financial disclosures or accounting matters. The Company is grateful for Mr. Baig’s contributions throughout his employment.

Mr. Baig will not receive any severance payments or benefits under the Company’s Severance and Change in Control Plan in connection with his departure.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PELOTON INTERACTIVE, INC.

Date: October 13, 2026	By:	/s/ Siddharth Thacker
Siddharth Thacker
Chief Financial Officer